UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 31, 2024

Mobile Global Esports Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-41458	86-2684455
(State or other jurisdiction of	(Commission File Number)	IRS Employer
incorporation or organization)		Identification No.)

500 Post Road East,2nd Floor

Westport, CT 06880

(Address of principal executive offices)

Registrant’s telephone number, including area code: (872) 300-6671

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
Common Stock	MGAM	OTC Pink Sheets

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 31, 2024, Mobile Global Esports Inc. (the “Company”) entered into an executive employment agreement with Brett Rosin (the “Agreement”). Pursuant to the Agreement, Mr. Rosin be employed as the Company’s President and Chief Executive Officer for a term of three (3) years which shall be automatically renewed for successive periods of three (3) years each. Mr. Rosin shall be paid annual cash compensation of $96,000 and is entitled an annual bonus of up to 100% of his annual cash compensation upon achievement of performance objectives to be determined by the Board. Mr. Rosin is eligible to exchange any of his bonus awards in cash to common stock up to 30% of the cash award earned. Sunny Bhandarkar, the CEO and a director of Mobile Global Esports, Inc. (the “Company”) resigned as CEO and a director for personal reasons. In the event that the Company terminates Mr. Rosin without Cause (as defined in the Agreement), Mr. Rosin would be entitled to severance of six (6) months of his salary and bonuses.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 5, 2024

MOBILE GLOBAL ESPORTS INC.

By:	/s/ Brett Rosin
Brett Rosin
Chief Executive Officer